     As filed with the Securities and Exchange Commission on July 23, 1999

                                                      REGISTRATION NO. 333-64095
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

        MASSACHUSETTS                                    06-1047163
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
        incorporation)

               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
                    (Address of Principal Executive Offices)

                       ----------------------------------

                        1990 EMPLOYEE STOCK PURCHASE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                PETER WIRTH, ESQ.
                               Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500
            (Name, address and telephone number of agent for service)

                                 with copies to:

                             PAUL M. KINSELLA, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                       ----------------------------------



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


                              EXPLANATORY STATEMENT

     The Registrant hereby amends its Registration Statement on Form S-8 (File No. 333-64095) filed with the Securities and Exchange Commission on September 23, 1998, to reflect the merger of the Registrant's 1990 Employee Stock Purchase Plan (the "1990 Plan") with and into the Registrant's 1999 Employee Stock Purchase Plan (the "1999 Plan"). As of the date of termination of the 1990 Plan, 89,929 shares of Genzyme General Division Common Stock, 1 share of Genzyme Tissue Repair Division Common Stock and 500,000 shares of Genzyme Molecular Division Common Stock that had been previously registered had not been issued under the 1990 Plan. The 1999 Plan was effective as of March 24, 1999, the date on which it was approved by the Registrant's Board of Directors.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 23rd day of July, 1999.

                                    GENZYME CORPORATION


                                    By: /s/ Michael S. Wyzga
                                        ----------------------------------------
                                        Michael S. Wyzga
                                        Senior Vice President and
                                        Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             SIGNATURE                                       TITLE                              DATE
             ---------                                       -----                              ----

             *                                      Principal Executive                    July 23, 1999
----------------------------------------            Officer and Director
Henri A. Termeer

/s/ Michael S. Wyzga                                Principal Financial and                July 23, 1999
----------------------------------------            Accounting Officer
Michael S. Wyzga

             *                                      Director                               July 23, 1999
----------------------------------------
Constantine E. Anagnostopoulos

             *                                      Director                               July 23, 1999
----------------------------------------
Douglas A. Berthiaume

             *                                      Director                               July 23, 1999
----------------------------------------
Henry E. Blair

             *                                      Director                               July 23, 1999
----------------------------------------
Robert J. Carpenter

             *                                      Director                               July 23, 1999
----------------------------------------
Charles L. Cooney

             *                                      Director                               July 23, 1999
----------------------------------------
Henry R. Lewis

*By:  /s/ Peter Wirth                                                                      July 23, 1999
    ------------------------------------
Peter Wirth
Attorney-in-Fact